Exhibit 10.24

FHA FORM NO. 4165-D
        (CORPORATE)
    Rev. November 1974

MORTGAGE NOTE

$13,770,000.00	Columbus, Ohio
As of July 30, 2009

FOR VALUE RECEIVED, the undersigned, CARRIAGE COURT HILLIARD,LLC a Delaware limited liability company, promises to pay to RED MORTGAGE CAPITAL, INC., an Ohio corporation, at its principal office at Two Miranova Place, 12th Floor, Columbus, Ohio 43215 or at such other place as may be designated in writing by the holder of this Mortgage Note, the principal sum of THIRTEEN MILLION SEVEN HUNDRED SEVENTY THOUSAND AND 00/100THS DOLLARS ($13,770,000.00), with interest thereon from the date hereof at the rate of Five and forty one-hundredths per centum (5.40%) per annum on the unpaid balance until paid.  The principal and interest shall be payable in monthly installments as follows:

Interest alone shall be due and payable on the first day of August, 2009.  Thereafter, commencing on the first day of September 2009, installments of principal and interest shall be due and payable in the sum of Seventy Three Thousand Forty-Seven and 27/100ths Dollars ($73,047.27) each, such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid in full.  In any event, the balance of principal (if any) remaining unpaid, plus accrued interest shall be due and payable on August 1, 2044. The installments of principal and interest shall be applied first to interest at the rate aforesaid upon the principal sum or so much thereof as shall from time to time remain unpaid, and the balance thereof shall be applied on account of principal.

This Mortgage Note is secured by a Mortgage Deed upon real estate in Hilliard, Franklin County, Ohio, and is to be construed according to the laws of the State of Ohio.

If default be made in the payment of any installment under this Mortgage Note, and if such default is not made good prior to the due date of the next such installment, the entire principal sum and accrued interest shall at once become due and payable without notice, at the option of the holder of this Mortgage Note.  Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.  In the event of default in the payment of this Mortgage Note, and if the same is collected by an attorney at law, the undersigned hereby agree(s) to pay all costs of collection, including a reasonable attorney's fee.

In the event any installment or part of any installment due hereunder becomes delinquent for more than fifteen (15) days, there shall be due, at the option of the holder, in addition to other sums due hereunder, a sum equal to two percent (2%) of the amount of such installment of principal and interest so delinquent.  Whenever under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Mortgage Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

Prepayment of this Mortgage Note is subject to the terms and provisions set forth in the Allonge #1 attached hereto and incorporated herein by this reference.

All parties to this Mortgage Note, whether principal, surety, guarantor, or endorser hereby waive presentment for payment, demand, protest, notice of protest, and notice of dishonor.

Notwithstanding any other provision contained in this Mortgage Note, it is agreed that the execution of this Mortgage Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Mortgage Note shall look solely to the property described in the Mortgage Deed and to the rents, issues and profits therefore in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as may be necessary to foreclose and bar its interest in the property and all other property mortgaged, pledged, conveyed or assigned to secure payment of this Mortgage Note except as set out in the Mortgage Deed of even date given to secure this indebtedness.

Signed and sealed the day and year first above written.

CARRIAGE COURT HILLIARD LLC
a Delaware limited liability company

By:	Wilkinson Corporation
a Washington corporation
Its:	Non-Member Manager

By:	/s/ Lonnie Gienger
Name: Lonnie Gienger
Its: President and CEO

ACKNOWLEDGMENT

THIS IS TO CERTIFY that this is the Mortgage Note described in and secured by a Mortgage Deed of even date herewith and in the same principal amount as herein stated and secured by real estate situated in Hilliard, Franklin County, Ohio.

Dated as of this ___ day of ____, 2009.

[SEAL]

Notary Public
My Commission Expires: ___________________

STATE OF OHIO

LOAN NO. ____

Mortgage Note

TO

RED MORTGAGE CAPITAL, INC.

No. 043-22037

Insured under §207 pursuant to §223(f) of the National Housing Act and Regulations thereunder

In effect on July 6, 2009

~~To the extent of advances approved by the Secretary of Housing and Urban Development acting by and through the Federal Housing Commissioner~~

~~By ________________________________________~~
~~(Authorized Agent)~~

~~Date _______________________________________~~

A total sum of $13,770,000.00 has been approved for Insurance hereunder by the Secretary of Housing and Urban Development acting by and through the Federal  Housing Commissioner

By ________________________________________
(Authorized Agent)

Date   July 30, 2009

___________________________________________

ALLONGE  #1
TO MORTGAGE NOTE OF
CARRIAGE COURT HILLIARD, LLC (“Maker”)
TO
RED MORTGAGE CAPITAL, INC. (“Holder”)
IN THE ORIGINAL PRINCIPAL SUM OF $13,770.000.00_______
DATED AS OF JUL

1.           This Allonge #1 modifies and supersedes the terms and conditions, if any, contained in the Note relating to prepayment premiums. Except as provided in Paragraphs 2 and 3 below, Maker may not prepay any sums due under this Mortgage Note (the “Note”) prior to September 1, 2011.  Following September 1, 2011, Maker may prepay upon thirty (30) days advance written notice to the holder, the indebtedness evidenced by this Note, in whole or in an amount equal to one or more monthly installments of the principal next due, on the last day of any month, provided such prepayment is accompanied by the applicable prepayment premium (expressed as a percentage of the principal amount so prepaid) set forth below:

Prepayment Period	Prepayment Premium

September 1, 2011 through August 31, 2012	8%
September 1, 2012 through August 31, 2013	7%
September 1, 2013 through August 31, 2014	6%
September 1, 2014 through August 31, 2015	5%
September 1, 2015 through August 31, 2016	4%
September 1, 2016 through August 31, 2017	3%
September 1, 2017 through August 31, 2018	2%
September 1, 2018 through August 31, 2019	1%
September 1, 2019 and thereafter	None

All such prepayments, including the principal sum so prepaid, interest thereon to and including the date of such prepayment and any prepayment premium due in connection therewith, shall be in immediately available Federal Funds.

2.           Notwithstanding any prepayment prohibition imposed and/or premium required by this Allonge with respect to voluntary prepayments prior to September 1, 2018, the indebtedness many be prepaid in part or in full on the last or first day of any calendar month without the consent of the Holder and without prepayment premium if the U.S. Department of Housing and Urban Development determines that prepayment will avoid a mortgage insurance claim is therefore in the best interest of the Federal Government.

3.           The provisions of Paragraph 1 of this Allonge shall not apply and no prepayment premium shall be collected by the older with respect to any prepayment which is made by or on behalf of Maker from insurance proceeds as a result of damage to the property or condemnation awards which may, at the option of the holder, be applied to reduce the indebtedness evidence by this Note pursuant to the terms of the Mortgage Deed give of even date to secure the indebtedness evidenced by the Note to which this Allonge is attached.

4.           A reduction in the amount hereof required by the Commission at the time of Final Endorsement hereof by the Commissioner (or thereafter as a result of the Commissioner’s cost certification requirements) shall not be construed as a prepayment hereunder. If a reduction is required by the Commissioner as aforesaid or if any prepayment from any source (as permitted herein) is made, the remaining payments due on this Note may, with the approval of the Commissioner, be recast such that the required monthly payments of principal and interest shall be in equal amounts sufficient to amortize the Mote over the then remaining term thereof.

5.           Notwithstanding any other provision contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced herby and in the event of a default, the holder of this Note shall look solely to the “Collateral” (defined below) in satisfaction of the indebtedness evidence hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as many be necessary to foreclose and/or bar its interest in the Collateral except as set out in the Mortgage Deed of even date given to secure this Note. As used herein, “Collateral” shall mean and include (i) the property subject to the Mortgage Deed and to the rents, issues and profits thereof; (ii) the tangible and intangible property described in any and all security agreements (whether executed by the maker, any lessee or operator of the property that is subject to the Mortgage Deed or any portion thereof, or any other party) which now or hereafter secure this Note and the proceeds and products thereof; (iii) any and all escrows and reserves now or hereafter required by the (holder of this Note) and/or the Secretary of Housing and Urban Development in connection with the property subject to the Mortgage Deed (including, to the extent applicable, replacement reserves accounts, residual receipt accounts, escrows for insurance premiums, mortgage insurance premiums, ground rents, taxes, assessments, utility charges and other impositions, and escrows for working capital, operating deficits, repairs, latent defects, and offsite improvements); and (iv) any and all property now or hereafter mortgaged, pledged, conveyed or assigned to secure payment of this Note and the rents, issues, profits, proceeds and products thereof.

MAKER:
CARRIAGE COURT HILLIARD, LLC
a Delaware limited liability company

By:	Wilkinson Corporation,
a Washington corporation
Its:	Non Member Manager

By:	/s/ Lonnie Gienger
Name: Lonnie Gienger
Its: President and CEO

END OF ALLONGE #1